EXHIBIT 99-1

PRESS RELEASE

Kreisler Manufacturing Corporation Named to FORTUNE Small Business 100 List of Fastest Growing Public Companies

Elmwood Park, New Jersey, June 19, 2008 -- Kreisler Manufacturing Corporation (Nasdaq: KRSL) announced that it has been named to the FORTUNE Small Business 100 list, ranking 18th among America's fastest growing small public companies.

Kreisler CEO Michael Stern commented that, "We are honored to be recognized by FORTUNE Small Business for our accomplishments. Our continued growth speaks to our expanding global footprint, focus on operational excellence as well as the dedication and hard work of our employees. I would like to thank them for their continued support in making our success possible."

To compile the eighth annual list, FORTUNE Small Business asked financial research firm Zacks to rank companies with annual revenues of less than $200 million and a stock price of more than $1 based on percentage growth in earnings, revenue and stock performance over the past three years. The list appears in the July/August issue of FORTUNE Small Business and at http://money.cnn.com/magazines/fsb/fsb100/2008/index.html.

Kreisler Manufacturing Corporation is a manufacturer of precision metal components and assemblies for use in military and commercial aircraft engines and industrial gas turbines. These products primarily include tube and manifold assemblies. The Company has two wholly owned subsidiaries: Kreisler Industrial Corporation located in Elmwood Park, New Jersey, and Kreisler Polska Sp. z o.o located in Krakow, Poland.

For more information please contact:

Ned Stern, Chief Financial Officer

Kreisler Manufacturing Corporation

Tel (201) 791-0700 X222

Forward-Looking Statements

Certain oral statements made by management of Kreisler Manufacturing Corporation (the "Company") from time to time and certain statements contained herein or in other periodic reports filed by the Company with the Securities and Exchange Commission are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to results of operations and the business of the Company. All such statements, other than statements of historical facts, including those regarding market trends, the Company's financial position and results of operations, business strategy, projected costs, and plans and objectives of management for future operations, are forward-looking statements. In general, such statements are identified by the use of forward-looking words or phrases including, but not limited to, "estimates," "intended," "will," "should," "may," "believes," "expects," "expected," "anticipates," and "anticipated" or the negative thereof or variations thereon or similar terminology. These forward-looking statements are based on the Company's current expectations. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to be correct. These forward-looking statements represent the Company's current judgment. The Company disclaims any intent or obligation to update its forward looking statements. Because forward-looking statements involve risks and uncertainties, the Company's actual results could differ materially from those set forth in or underlying the forward-looking statements.

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